EXHIBIT 4.2

DUKE ENERGY CORPORATION

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Eighteenth Supplemental Indenture Dated as of March 29, 2018

$250,000,000 3.95% SENIOR NOTES DUE 2025

EXHIBIT 4.2

TABLE OF CONTENTS1
ARTICLE I

3.95% SENIOR NOTES DUE 2025
Section 1.01.    Establishment.    1
Section 1.02.    Definitions    2
Section 1.03.    Payment of Principal and Interest    2
Section 1.04.    Denominations    3
Section 1.05.    Global Securities    3
Section 1.06.    Redemption    4
Section 1.07.    Paying Agent    6
Section 1.08.    Legends    6
ARTICLE II MISCELLANEOUS PROVISIONS
Section 2.01.    Recitals by the Corporation    6
Section 2.02.    Ratification and Incorporation of Original Indenture    6
Section 2.03.    Executed in Counterparts    6

Exhibit A – Form of 3.95% Senior Note Due 2025 Exhibit B – Certificate of Authentication
Exhibit C – Certificate of Transfer
Exhibit D – Schedule of Increases or Decreases in Global Security

1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

EXHIBIT 4.2

THIS EIGHTEENTH SUPPLEMENTAL INDENTURE is made as of the 29th day of March, 2018, by and among DUKE ENERGY CORPORATION, a Delaware corporation, having its principal office at 550 South Tryon Street, Charlotte, North Carolina 28202-1803 (the “Corporation”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as Trustee (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of June 3, 2008 (the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A., as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as it may be amended and supplemented to the date hereof, including by this Eighteenth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation hereby proposes to create under the Indenture one additional series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Eighteenth Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

3.95% SENIOR NOTES DUE 2025

Section 1.01. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation’s 3.95% Senior Notes due 2025 (the “2025 Notes”).

There are to be authenticated and delivered initially $250,000,000 principal amount of the 2025 Notes, and no further 2025 Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture and the last paragraph of Section 301 thereof. The 2025 Notes shall be issued in fully registered form without coupons.

The 2025 Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the 2025 Notes shall be in substantially the form set forth in Exhibit B hereto.

EXHIBIT 4.2

Each 2025 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02. Definitions. The following defined terms used in this Article I shall, unless the context otherwise requires, have the meanings specified below for purposes of the 2025 Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.

“Interest Payment Date” means each April 15 and October 15 of each year, commencing on October 15, 2018.

“Legal Holiday” means any day that is a legal holiday in New York, New York. “Original Issue Date” means March 29, 2018.
“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the 15th calendar day prior to such Interest Payment Date (whether or not a Business Day).

“Stated Maturity” means April 15, 2025.

Section 1.03. Payment of Principal and Interest. The principal of the 2025 Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the 2025 Notes shall bear interest at the rate of 3.95% per annum until paid or duly provided for, such interest to accrue from March 29, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the 2025 Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 2025 Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the 2025 Notes not less than ten
(10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2025 Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the 2025 Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2025 Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the 2025 Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

EXHIBIT 4.2

Payment of principal of, premium, if any, and interest on the 2025 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on 2025 Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security. If any of the 2025 Notes are no longer represented by a Global Security,
(i)payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such 2025 Notes shall be made at the office of the Paying Agent upon surrender of such 2025 Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 1.04. Denominations. The 2025 Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Section 1.05. Global Securities. The 2025 Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. The 2025 Notes will be initially issued pursuant to an exemption or exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Beneficial interests in the 2025 Notes offered and sold to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon Rule 144A under the Securities Act shall be represented by one or more separate Global Securities (each, a “Rule 144A Global Note”). Each Rule 144A Global Note shall bear the non-registration legend in substantially the form set forth in Exhibit A hereto (the “Rule 144A Legend”). Beneficial interests in the 2025 Notes offered and sold to purchasers outside of the United States pursuant to Regulation S under the Securities Act shall be represented by one or more separate Global Securities (each, a “Regulation S Global Note”) and shall bear the Regulation S legend in substantially the form set forth in Exhibit A hereto (the “Regulation S Legend”).

Except under the limited circumstances described below, 2025 Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, 2025 Notes in definitive form. The Global Securities described in this Article I may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee. Nothing in the Indenture or the 2025 Notes shall be construed to require the Corporation to register any 2025 Note under the Securities Act, or to make any transfer of such 2025 Note in violation of applicable law.

A Global Security representing the 2025 Notes shall be exchangeable for 2025 Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing with respect to the 2025 Notes and beneficial owners of a majority in aggregate principal amount of the 2025 Notes represented by Global Securities advise the Depositary to cease acting as Depositary, or (iii) the Corporation in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2025 Notes registered in such names as the Depositary shall direct.

EXHIBIT 4.2

A Rule 144A Global Note may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Rule 144A Legend and upon receipt by the Security Registrar of a completed and executed Certificate of Transfer in the form contained in Exhibit C hereto. Prior to the expiration of 40 days beginning on and including the later of (i) the day on which the offering of the 2025 Notes commences and (ii) the Original Issue Date of the 2025 Notes, a Regulation S Global Note may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Regulation S Legend and upon receipt by the Security Registrar of a completed and executed Certificate of Transfer in the form contained in Exhibit C hereto.

Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security of that series will, upon transfer, cease to be an interest in the initial Global Security of that series and will become an interest in the other Global Security of that series and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security of that series for as long as it remains such an interest.

Neither the Trustee or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Global Security (including any transfers between or among Depositary participants, members or holders of any Global Security) other than, in connection with a registration of transfer of the 2025 Note on the Security Register, to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Transfers of beneficial interests between a Rule 144A Global Note and a Regulation S Global Note, and other transfers relating to beneficial interests in the Global Securities, shall be reflected by endorsements of the Trustee, as custodian for DTC, on the schedule attached to such Rule 144A Global Note and Regulation S Global Note. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of a Regulation S Global Note and a corresponding increase in the principal amount of a Rule 144A Global Note or vice versa, as applicable. Neither the Corporation nor the Trustee shall have any liability for acts or omissions of any Depositary, for any Depositary records of beneficial interest, for any transactions between the Depositary, any participant member of the Depositary and/or beneficial owner of any interest in any 2025 Notes, or in respect of any transfers effected by the Depositary or by any participant member of the Depositary or any beneficial owner of any interest in any 2025 Notes held through any such participant member of the Depositary.

No service charge shall be made for any registration of transfer or exchange of the 2025 Notes, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Section 1.06. Redemption. At any time before February 15, 2025 (the “Par Call Date”), the 2025 Notes shall be redeemable, in whole or in part and from time to time, at the option of the Corporation, on any date (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes being redeemed that would be due if the 2025 Notes matured on the Par Call Date (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the 2025 Notes being redeemed to, but excluding, such Redemption Date.

EXHIBIT 4.2

At any time on or after the Par Call Date, the 2025 Notes shall be redeemable, in whole or in part and from time to time, at the option of the Corporation, at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date.

For purposes of the first paragraph of this Section 1.06, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 2025 Notes to be redeemed (assuming, for this purpose, that the 2025 Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2025 Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for the 2025 Notes,
(1)    the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if fewer than four of such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations as determined by the Corporation.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Corporation.

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC, plus four other financial institutions appointed by the Corporation at the time of any redemption of the 2025 Notes, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Corporation will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the 2025 Notes, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the 2025 Notes, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Corporation on the third Business Day preceding the Redemption Date.

The Corporation shall notify the Trustee of the redemption price with respect to any redemption of the 2025 Notes occurring before the Par Call Date promptly after the calculation thereof. The Trustee shall not be responsible for calculating said redemption price.

If less than all of the 2025 Notes are to be redeemed, the Trustee shall select the 2025 Notes or portions of 2025 Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption 2025 Notes and portions of 2025 Notes in amounts of
$2,000 or any integral multiple of $1,000 in excess thereof. As long as the 2025 Notes are represented by

EXHIBIT 4.2

Global Securities, beneficial interests in such Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

The 2025 Notes shall not have a sinking fund.

Section 1.07. Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the 2025 Notes, with the Place of Payment initially being the Corporate Trust Office.

Section 1.08. Legends. Each 2025 Note, whether in a global form or in a definitive form, shall bear the Rule 144A Legend, or the Regulation S Legend, as applicable, in substantially the form set forth in Exhibit A hereto.

ARTICLE II MISCELLANEOUS PROVISIONS
Section 2.01.    Recitals by the Corporation.    The recitals in this Eighteenth Supplemental
Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2025 Notes and this Eighteenth Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.02. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Eighteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.03. Executed in Counterparts. This Eighteenth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

EXHIBIT 4.2

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

Duke Energy Corporation

By: /s/ JOHN L. SULLIVAN, III
Name: John L. Sullivan, III
Title: Assistant Treasurer

The Bank of New York Mellon Trust Company,
N.A as Trustee

By: /s/ LAWRENCE M. KUSCH
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Eighteenth Supplemental Indenture]

EXHIBIT 4.2

EXHIBIT A [DEPOSITARY LEGEND]
[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[RULE 144 A LEGEND]

[NEITHER THIS SECURITY NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). EACH HOLDER HEREOF, AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF DUKE ENERGY CORPORATION (THE “CORPORATION”) THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS SIX MONTHS (IF ALL APPLICABLE CONDITIONS TO SUCH RESALE UNDER RULE 144 UNDER THE SECURITIES ACT (“RULE 144A”) (OR ANY SUCCESSOR PROVISION THEREOF) ARE SATISFIED) AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF, THE ISSUANCE DATE OF ANY SUBSEQUENT ISSUANCE OF ADDITIONAL SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR SUCH SUCCESSOR PROVISION) PERMITTING RESALES OF THIS SECURITY WITHOUT ANY CONDITIONS (THE “RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (A)(1) TO THE CORPORATION, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE
144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ATTACHED TO THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ATTACHED TO THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT IS (i) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A

EXHIBIT 4.2

OR (ii) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF, PARAGRAPH (k)(2) OF RULE 902 UNDER REGULATION S UNDER THE SECURITIES ACT. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (1) PURSUANT TO CLAUSE (A)(2) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE CORPORATION.]

[REGULATION S LEGEND]

[THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR
(II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.]

FORM OF
3.95% SENIOR NOTE DUE 2025

No.    Rule 144A CUSIP No. 26441C AZ8
Regulation S CUSIP No. U2648M AD4

DUKE ENERGY CORPORATION 3.95% SENIOR NOTE DUE 2025

Principal Amount: $

Regular Record Date: Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date: March 29, 2018

Stated Maturity: April 15, 2025

Interest Payment Dates: Semi-annually on April 15 and October 15 of each year, commencing on October 15, 2018

Interest Rate: 3.95% per annum

Authorized Denomination: $2,000 or any integral multiple of $1,000 in excess thereof

Duke Energy Corporation, a Delaware corporation (the “Corporation”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby

EXHIBIT 4.2

promises to pay to        , or registered assigns, the principal sum of    DOLLARS ($    ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on October 15, 2018 and on the Stated Maturity at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this 3.95% Senior Note due 2025 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue from March 29, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. “Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business. “Legal Holiday” means any day that is a legal holiday in New York, New York.

Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security. If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

At any time before February 15, 2025 (the “Par Call Date”), the Securities of this series shall be redeemable, in whole or in part and from time to time, at the option of the Corporation, on any date (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series being redeemed that would be due if this

EXHIBIT 4.2

Security matured on the Par Call Date (exclusive of interest accrued to such Redemption Date), discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date.

At any time on or after the Par Call Date, the Securities of this series shall be redeemable, in whole or in part and from time to time, at the option of the Corporation, at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date.

For purposes of the second preceding paragraph, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed (assuming, for this purpose, that this Security matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities of this series.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Securities of this series, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if fewer than four of such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations as determined by the Corporation.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Corporation.

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC, plus four other financial institutions appointed by the Corporation at the time of any redemption of the Securities of this series, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Corporation will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities of this series, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Securities of this series, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Corporation on the third Business Day preceding the Redemption Date.

The Corporation shall notify the Trustee of the redemption price with respect to any redemption of the Securities of this series occurring before the Par Call Date promptly after the calculation thereof. The Trustee shall not be responsible for calculating said redemption price.

EXHIBIT 4.2

Notice of any redemption by the Corporation will be mailed (or, as long as the Securities of this series are represented by one or more Global Securities, transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed. If Notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Securities of this series or portions of Securities of this series called for redemption. In the event that any Redemption Date is not a Business Day, the Corporation will pay the redemption price on the next Business Day without any interest or other payment in respect of any such delay. If less than all the Securities of this series are to be redeemed at the option of the Corporation, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed in whole or in part. The Trustee may select for redemption Securities of this series and portions of the Securities of this series in amounts of $2,000 or any integral multiple of $1,000 in excess thereof. As long as the Securities of this series are represented by Global Securities, beneficial interests in such Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

The Securities of this series shall not have a sinking fund.

The Securities of this series shall constitute the direct unsecured and unsubordinated debt obligations of the Corporation and shall rank equally in priority with the Corporation’s existing and future unsecured and unsubordinated indebtedness.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

EXHIBIT 4.2

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed as of March 29, 2018.

Duke Energy Corporation

By:
Name:
Title:

EXHIBIT 4.2

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 29, 2018	The Bank of New York Mellon Trust Company,
N.A., as Trustee

By:
Authorized Signatory

EXHIBIT 4.2

(Reverse Side of Security)

This 3.95% Senior Note due 2025 is one of a duly authorized issue of Securities of the Corporation (the “Securities”), issued and issuable in one or more series under an Indenture, dated as of June 3, 2008, as supplemented (the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 3.95% Senior Notes due 2025 initially in the aggregate principal amount of $250,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, together with the completed and executed Certificate of Transfer attached hereto, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

EXHIBIT 4.2

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT 4.2

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -		Custodian
		(Cust)		(Minor)
TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of		under Uniform Gifts to
survivorship and not as tenants in common		Minors Act

(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and
appointing     agent     to transfer said Security on the books     of the Corporation,     with full power of
substitution in the premises.

Dated:
NOTICE: The signature to this assignment must
correspond with the name written upon the face of
the within instrument in every particular without
alteration or enlargement, or any change whatever.

Signature
Guarantee:

EXHIBIT 4.2

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 4.2

EXHIBIT B CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust Company,
N.A., as Trustee

By:
Authorized Signatory

B-1

EXHIBIT 4.2

EXHIBIT C CERTIFICATE OF TRANSFER
Re:    DUKE ENERGY CORPORATION 3.95% SENIOR NOTE DUE 2025 (the “Securities”)

This Certificate relates to $     principal amount of the Securities held in *    book-entry or *     definitive form by         (the “Transferor”).

The Transferor certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows:*

1☐    to the Corporation; or

2☐    pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); or

3☐ to a person whom the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act; or

4☐    pursuant to an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act; or

5☐    pursuant to another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Corporation); or

6☐    pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the Corporation or the Trustee, prior to registering any such transfer of the Securities, reserves the right to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Corporation and the Trustee.

Dated:
NOTICE: The signature to this assignment must
correspond with the name written upon the face of
the within instrument in every particular without
alteration or enlargement, or any change whatever.

Signature
Guarantee:

* Fill in blank or check appropriate box, as applicable.

C-1

EXHIBIT 4.2

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

C-2

EXHIBIT 4.2

EXHIBIT D

SCHEDULE I TO GLOBAL SECURITY

The initial amount of the Global Securities evidenced by this certificate is $     .

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made

	Amount of increase	Amount of decrease	Principal Amount of	Signature of
	in Principal Amount	in Principal Amount	this Global Security	authorized signatory
	of this Global	of this Global	following each	of Trustee or
Date	Security	Security	decrease or increase	Securities Registrar

D-1